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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                            -------------------------

                        Date of Report (Date of earliest
                        event reported) January 13, 2003


                              Bionx Implants, Inc.
             (Exact name of registrant as specified in its charter)



Pennsylvania                   0-22401                          22-3458598
 (State of               (Commission File Number)             (IRS Employer
incorporation)                                              Identification No.)


1777 Sentry Parkway West, Gwynedd Hall, Suite 400
Blue Bell, PA                                                      19422
(Address of principal executive offices)                         (Zip Code)


                                 (215) 643-5000
                         (Registrant's telephone number,
                              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5.       Other Events

              On January 13, 2003, Bionx Implants, Inc. (the "Company") and CONMED Corporation (the "Parent") announced that they had signed an Agreement and Plan of Merger (the "Merger Agreement").

              Under the terms of the Merger Agreement, a wholly-owned subsidiary of Parent ("Merger Sub") will merge (the "Merger) into the Company, and the shareholders of the Company will receive $4.35 in cash for each outstanding share of the Company's Common Stock. Outstanding options to purchase shares of the Company's Common Stock will be converted into the right to receive $4.35 minus the exercise price of the options. The Merger is subject to various conditions, including the approval of the Company's shareholders. Shareholders with shares representing 51% of the outstanding shares of the Company's Common Stock have agreed to vote in favor of the Merger.

Item 7.       Exhibits

              Exhibit No.                   Description
              -----------                   -----------

                  2.1 Agreement and Plan of Merger, dated as of January 13, 2003, by and among CONMED Corporation, Arrow Merger Corporation and Bionx Implants, Inc.

                  2.2 Voting Agreement, dated as of January 13, 2003, among CONMED Corporation and the persons specified therein



















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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 BIONX IMPLANTS, INC.



                                 By: /s/ Gerard S. Carlozzi
                                    --------------------------------------------
                                    Name:  Gerard S. Carlozzi
                                    Title: President and Chief Executive Officer

Date: January 13, 2003




























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                                  Exhibit Index
                                  -------------

              Exhibit No.                            Description
              -----------                            -----------

              2.1 Agreement and Plan of Merger, dated as of January 13, 2003, by and among CONMED Corporation, Arrow Merger Corporation and Bionx Implants, Inc.

              2.2 Voting Agreement, dated as of January 13, 2003, among CONMED Corporation and the persons specified therein






















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